As filed with the Securities and Exchange Commission on July 25, 1996
                                              Registration No. 333-________

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                              ---------------

                                  FORM S-8
                           REGISTRATION STATEMENT
                                   Under
                         THE SECURITIES ACT OF 1933

                              ---------------

                                FEI COMPANY
           (Exact name of registrant as specified in its charter)

                              ---------------

                  OREGON                                 93-0621989
      (State or other jurisdiction                      (IRS Employer
      of incorporation or organization)              Identification No.)

      7451 NW Evergreen Parkway
      Hillsboro, Oregon                                  97124-5830
      (Address of Principal                              (Zip Code)
      Executive Offices)

                              ---------------

                                FEI Company
                         1995 Stock Incentive Plan
                            (Full title of plan)

                             William G. Langley
                                 President
                                FEI Company
                         7451 NW Evergreen Parkway
                          Hillsboro, OR 97124-5830
                  (Name and address of agent for service)

 Telephone number, including area code, of agent for service: (503) 640-7500

                                  Copy to:

                             Robert J. Moorman
                              Stoel Rives LLP
                      900 SW Fifth Avenue, Suite 2300
                        Portland, Oregon 97204-1268

                               CALCULATION OF REGISTRATION FEE
- ------------------------------------------------------------------------------------
                                           Proposed      Proposed           Amount
                                           Maximum       Maximum            of
                        Amount             Offering      Aggregate          Regis-
Title of Securities     to Be              Price Per     Offering           tration
to Be Registered        Registered         Share(1)      Price(1)           Fee
- -------------------     ----------         --------      --------           -------
Common Stock,           300,000 Shares     $11.13        $3,340,349.56      $1,152
no par value
- ------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933. Of the shares to be registered, 186,351 shares are subject to options with an aggregate exercise price of $2,452,466.75. The calculation of the registration fee for the balance of the shares is based on $7.8125, which was the average of the high and low prices of the Common Stock on July 24, 1996 as reported in The Wall Street Journal for Nasdaq National Market issues.

                                  PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents By Reference.
         ---------------------------------------

         The following documents filed by FEI Company (the "Company") with the Securities and Exchange Commission are incorporated herein by reference:

         (a) The Company's latest annual report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933 that contains audited consolidated financial statements for the Company's latest fiscal year for which such statements have been filed.

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the annual report or prospectus referred to in (a) above.

         (c) The description of the authorized capital stock of the Company contained in the Company's registration statement filed under Section 12 of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating the description.

         All reports and other documents subsequently filed by the Company pursuant to Sections 13(a) and (c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

Item 4.  Description of Securities.
         -------------------------

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel.
         --------------------------------------

         Not Applicable.

Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

         Article VI of the Company's Second Amended and Restated Articles of Incorporation (the "Articles"), requires indemnification of current or former directors or officers of the Registrant to the fullest extent not prohibited by the Oregon Business

Corporation Act (the "Act"). The effects of the Articles and the Act (the "Indemnification Provisions") are summarized as follows:

         (a) The Indemnification Provisions grant a right of indemnification in respect of any action, suit or proceeding (other than an action by or in the right of the Company) against expenses (including attorney fees), judgments, fines and amounts paid in settlement actually and reasonably incurred, if the person concerned acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Company, was not adjudged liable on the basis of receipt of an improper personal benefit and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. The termination of an action, suit or proceeding by judgment, order, settlement, conviction or plea of nolo contendere does not, of itself, create a presumption that the person did not meet the required standards of conduct.

         (b) The Indemnification Provisions grant a right of indemnification in respect of any action or suit by or in the right of the Company against the expenses (including attorney fees) actually and reasonably incurred if the person concerned acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Company, except that no right of indemnification will be granted if the person is adjudged to be liable to the Company.

         (c) Every person who has been wholly successful on the merits of a controversy described in (a) or (b) above is entitled to indemnification as a matter of right.

         (d) Because the limits of permissible indemnification under Oregon law are not clearly defined, the Indemnification Provisions may provide indemnification broader than that described in (a) and (b).

         (e) The Company may advance to a director or officer the expenses incurred in defending any action, suit or proceeding in advance of its final disposition if the director or officer affirms in good faith that he or she has met the standard of conduct to be entitled to indemnification as described in (a) or (b) above and undertakes to repay any amount advanced if it is determined that the person did not meet the required standard of conduct.

         The Registrant may obtain insurance for the protection of its directors and officers against any liability asserted against them in their official capacities. The rights of indemnification described above are not exclusive of any other rights of indemnification to which the persons indemnified may be entitled under any bylaw, agreement, vote of shareholders or otherwise.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

Item 7.  Exemption From Registration Claimed.
         -----------------------------------

         Not Applicable.

Item 8.  Exhibits.
         --------

         4.1 Second Amended and Restated Articles of Incorporation of the Company (incorporated by reference to Exhibit
               3.1 to the Company's Registration Statement on Form S-1, File No. 33-71146 (the "1995 S-1")).

         4.2 Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the 1995 S-1).

         5.1   Opinion of Stoel Rives LLP.

         23.1  Consent of Deloitte & Touche LLP.

         23.2  Consent of Stoel Rives LLP (included in Exhibit 5.1).

         24.1  Powers of Attorney.

Item 9.  Undertakings.
         ------------

         (a) The undersigned registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or
         Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                 SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hillsboro, State of Oregon, on July 19, 1996.

                                  FEI COMPANY

                                  By  WILLIAM G. LANGLEY
                                      ------------------------------------
                                      William G. Langley,
                                      President


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on July 19, 1996.

            Signature                                 Title
            ---------                                 -----


*LYNWOOD W. SWANSON                    Chairman of the Board, Chief
- ----------------------------------     Executive Officer and Chief Scientist
Lynwood W. Swanson, Ph.D.              (Principal Executive Officer)


WILLIAM G. LANGLEY                     President, Chief Financial Officer,
- ----------------------------------     Operating Officer, Assistant
William G. Langley                     Secretary, Assistant Treasurer and
                                       Director (Principal Financial Officer)

*FREDERICK A. M. GORDON                Chief Accounting Officer and
- ----------------------------------     Controller (Principal Accounting
Frederick A. M. Gordon                 Officer)


*CHARLES T. RIDDLE                     Executive Vice President -
- ----------------------------------     Strategic Planning and Director
Charles T. Riddle


*NOEL A. MARTIN                        Vice President, Assistant Secretary,
- ----------------------------------     Assistant Treasurer and Director
Noel A. Martin


*LLOYD R. SWENSON                      Secretary, Treasurer and Director
- ----------------------------------
Lloyd R. Swenson


*JOHN C. BECKMAN                       Director
- ----------------------------------
John C. Beckman


*EDWARD H. COOLEY                      Director
- ----------------------------------
Edward H. Cooley


*GREGORY J. HOUSER                     Director
- ----------------------------------
Gregory J. Houser


*DONALD R. VANLUVANEE                  Director
- ----------------------------------
Donald R. VanLuvanee


    *By  WILLIAM G. LANGLEY
         ------------------------------------
         William G. Langley, Attorney-in-Fact

                               EXHIBIT INDEX


Exhibit
Number      Document Description
- -------     --------------------

4.1         Second Amended and Restated Articles
            of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company's
            Registration Statement on Form S-1,
            File No. 33-71146 (the "1995 S-1")).

4.2         Restated Bylaws of the Company
            (incorporated by reference to Exhibit 3.2 to the 1995 S-1).

5.1         Opinion of Stoel Rives LLP.

23.1        Consent of Deloitte & Touche LLP.

23.2        Consent of Stoel Rives LLP (included in Exhibit 5.1).

24.1        Powers of Attorney.